                                                        EXHIBIT 3.1


                                                        STATE OF DELAWARE
                                                        SECRETARY OF STATE
                                                        DIVISION OF CORPORATION
                                                        FILED 09:00AM 08/03/1998
                                                        90215548-697924


                    RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                                 NEWCOR, INC.


        NEWCOR, INC., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

        1.      The name of the corporation is NEWCOR, INC.

                The date of filing of its original Certificate of Incorporation with the Secretary of State was January 3, 1969.

        2. This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Certificate of Incorporation of this corporation as heretofore amended or supplemented and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

        3. The text of the Certificate of Incorporation as amended or supplemented heretofore is hereby restated without further amendments or changes to read as herein set forth in full:


        FIRST.  The name of the corporation is NEWCOR, INC.

        SECOND. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

        THIRD. The nature of the business or purposes to be conducted or promoted is:

        To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

        To design, manufacture, fabricate, machine, assemble, buy, sell and otherwise trade and deal in and with welding machines and other types of machinery, machine parts, metal fabrications, castings, metals, and electrical apparatus and equipment of every kind and character.

        To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

        To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of
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the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names, relating to or useful in connection with any business of this corporation.

        To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, choses in action and evidence of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

        To borrow or raise moneys for any of the purposes of the corporation and, from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes.

        To purchase, receive, take by grant, gift, devise, bequest or otherwise lease, or otherwise acquire, own, hold, improve, employ, use and otherwise deal in and with real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge, all or any of the corporation's property and assets, or any interest therein, wherever situated.

        In general, to possess and exercise all the powers and privileges granted by the General Corporation Law of Delaware or by any other law of Delaware or by this Certificate of Incorporation together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the corporation.


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        The business and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in this certificate of incorporation, but the business and purpose specified in each of the foregoing clauses of this article shall be regarded as independent business and purposes.

        FOURTH. The total number of shares of stock of all classes which the corporation shall have authority to issue is four million, five hundred thousand (4,500,000) of which three million, five hundred thousand (3,500,000) shall be shares of Common Stock with a par value of one dollar ($1.00) per share, and one million (1,000,000) shall be shares of Preferred Stock without par value.

        Each share of Common Stock shall entitle the holder thereof to one vote, in person or by proxy, at any and all meetings of the stockholders of the corporation.

        The Preferred Stock shall be issuable in series, and in connection with the issuance of any series of Preferred Stock and to the extent now or hereafter permitted by the laws of the State of Delaware, the Board of Directors is authorized to fix by resolution the designation of each series, the stated value of the shares of each series, the dividend rate of each series and the date or dates or other provisions respecting the payment of dividends, the provisions, if any, for a sinking fund for the shares of each series, the preferences of the shares of each series in the event of liquidation or dissolution of the corporation, the provisions, if any, respecting the redemption of the shares of each series and, subject to requirements of the laws of the State of Delaware, the voting rights (except that such shares shall not have more than one vote per share), the terms, if any, upon which the shares of each series shall be convertible into or exchangeable for any other shares of stock of the corporation and any other relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the shares of each series.

        FIFTH. The corporation is to have perpetual existence.

        SIXTH. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

        To make, alter, amend or repeal the by-laws of the corporation; to issue, sell, grant options to purchase and dispose of shares of the authorized and previously unissued stock of any class of the corporation and shares of its outstanding stock of any class held in its treasury; to issue, sell and dispose of the bonds, debentures, notes and other obligations or evidences of indebtedness of the corporation, including bonds, debentures, notes and other obligations or evidences of


                                      -3-


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indebtedness of the corporation convertible into stock of any class of the corporation; to authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation including after-acquired property; to declare and pay dividends on the stock of any class of the corporation; to set apart out of any of the funds of the corporation available for dividends or otherwise a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

        To designate one or more committees, by resolution passed by a majority of the whole Board, each committee to consist of two or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution or in the by-laws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; provided, however, the by-laws may provide that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

        When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders' meeting duly called upon such notice as is required by statute, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as the Board of Directors shall deem expedient and for the best interests of the corporation.

        To exercise all other corporate powers and to do all other acts and things as may be exercised or done by the corporation, subject, however, to the provisions of the statutes of the State of Delaware and of this Certificate of Incorporation and the by-laws of the corporation.

        SEVENTH. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the

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Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

        EIGHTH. Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the corporation. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

        NINTH. (a) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys' fees and ERISA excise taxes or penalties), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

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        (b) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys' fees and ERISA excise taxes or penalties), actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

        (c) To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) and (b) of this Article Ninth or in defense of any claim, issue or matter therein, he shall be indemnified by the corporation against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

        (d) Any indemnification under paragraphs (a) and (b) of this Article Ninth, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in said paragraphs (a) and
(b). Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or (ii) if such a quorum is not obtainable, or even if obtainable and a quorum of disinterested directors so directs, by independent legal counsel (compensated by the corporation) in a written opinion, or (iii) by the stockholders.

        (e) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article.

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        (f) The indemnification and advancement of expenses provided by or granted pursuant to this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

        (g) The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article or of applicable law. The indemnification rights conferred in this Article Ninth shall be contract rights between the corporation and the officer or director or other individual entitled to indemnification.

        (h) A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

        TENTH. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

        ELEVENTH. 1. Except as set forth in paragraph (2) of this Article, the affirmative vote or consent of the holders of not less than 75% of the outstanding shares of stock of the corporation entitled to vote in elections of directors shall be required:

        (a) to adopt any agreement for, or to approve, the merger or consolidation of the corporation or any subsidiary (as hereinafter defined) with or into any other person (as hereinafter defined),



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


        (b) to authorize any sale, lease, transfer, exchange, mortgage, pledge or other disposition to any other person of all or substantially all of the assets of the corporation or any subsidiary, or

        (c) to authorize the issuance or transfer by the corporation or any subsidiary of any voting securities of the corporation or any subsidiary in exchange or payment for the securities or assets of any other person, if such authorization is otherwise required by law or by any agreement between the corporation and any national securities exchange or by any other agreement to which the corporation or any subsidiary is a party, if, in any such case, as of the record date for the determination of shareholders entitled to notice thereof and to vote thereon or consent thereto, such other person is, or at any time within the preceding twelve months has been, the beneficial owner (as hereinafter defined) of 5 percent or more of the outstanding shares of stock of the corporation entitled to vote in elections of directors. If such other person is not, and has not been, such a 5 percent beneficial owner, the provisions of this paragraph 1 shall not apply, and the provisions of Delaware law shall apply.

        2. The provisions of paragraph (1) of this Article shall not apply, and the provisions of Delaware law shall apply to (a) any transaction described therein if the Board of Directors by resolutions shall have approved a memorandum of understanding with such other person setting forth the principal terms of such transaction and such transaction is substantially consistent therewith, provided that a majority of those members of the Board of Directors voting in favor of such resolution were duly elected and acting members of the Board of Directors prior to the time such other person become the beneficial owner of 5 percent or more of the outstanding shares of stock of the corporation entitled to vote in elections of directors; or (b) any transaction described therein if such other person is a corporation of which a majority of the outstanding shares of all classes of stock entitled to vote in elections of directors is owned of record or beneficially by the corporation or its subsidiaries.

        3. The affirmative vote or consent of the holders of not less than 75% of the outstanding shares of the corporation entitled to vote in election of directors shall be required for the adoption of any plan for the dissolution of the corporation if the Board of Directors shall not have, by resolution, recommended to the shareholders the adoption of such plan for dissolution of the corporation. If a majority of the whole Board of Directors then in office shall have so recommended to the shareholders such plan for dissolution of the corporation, the provisions of Delaware law shall apply.


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


        4. For purposes of this Article,

        (a) any specified person shall be deemed to be the "beneficial owner" of shares of stock of the corporation (i) which such specified person or any of its affiliates or associates (as such terms are hereinafter defined) owns, directly or indirectly, whether of record or not, (ii) which such specified person or any of its affiliates or associates has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, or (iii) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clauses (i) and (ii) above) by any other person with which such specified person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of stock of the corporation;

        (b) a "subsidiary" is any corporation more than 49 percent of the voting securities of which are owned, directly or indirectly, by the corporation;

        (c) a "person" is any individual, corporation or other entity;

        (d) an "affiliate" of a specified person is any person that directly, or indirectly through one or more intermediates, controls or is controlled by, or is under common control with, the specified person; and

        (e) an "associate" of a specified person is (i) any person of which such specified person is an officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities, (ii) any trust or other estate in which such specified person has a substantial beneficial interest or as to which such specified person serves as trustee or in a similar capacity; or (iii) any relative or spouse of such specified person, or any relative of such spouse, who has the same home as such specified person or who is a director or officer of such specified person or any corporation which controls or is controlled by such specified person.

        5. For purposes of determining whether a person owns beneficially 5 percent or more of the outstanding shares of stock of the corporation entitled to vote in elections of directors, the outstanding shares of stock of the corporation shall include shares deemed owned through application of clauses
(i), (ii) or (iii) of paragraph (4)(a) above but shall not include any other shares which may be issuable pursuant to any agreement or upon exercise of conversion rights, warrants or options, or otherwise.

        6. The Board of Directors shall have the power and duty to determine, for purposes of this Article, on the basis of information available to such Board,



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         (a) whether any person referred to in paragraph (1) of this Article owns beneficially 5 percent or more of the outstanding shares of stock of the corporation entitled to vote in elections of directors; and

         (b) whether a proposed transaction is substantially consistent with any memorandum of understanding of the character referred to in paragraph (2) of this Article. Any such determination shall be conclusive and binding for all purposes of this Article.

         7. The provisions of this Article may not be amended, modified or repealed unless authorized and approved by the affirmative vote or consent of the holders of not less than 75% of the outstanding shares of stock of the corporation entitled to vote in elections of directors.

         8. To the extent that the provisions of this Article are in conflict with any other provisions of the Articles of Incorporation, the provisions of this Article shall be controlling.

         TWELFTH. 1. Notwithstanding any provisions of the By-Laws of the corporation, the shareholders of this corporation shall not have the right to amend, modify or repeal any and all provisions of the By-Laws of the corporation relating to number, qualifications or term of directors unless so adopted by the affirmative vote or consent of the holders of not less than 75% of the outstanding shares of stock of the corporation entitled to vote in elections of directors.

         2. The provisions of this Article may not be amended, modified or repealed unless authorized and approved by the affirmative vote or consent of the holders of not less than 75% of the outstanding shares of stock of the corporation entitled to vote in elections of directors.

         4. This Restated Certificate of Incorporation was duly adopted by the Board of Directors in accordance with Section 245 of the General Corporation Law of the State of Delaware.



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        IN WITNESS WHEREOF, said NEWCOR, INC. has caused this Certificate to be signed by Richard A. Smith, its President, and attested by Marjorie H. Edwards, its Secretary, this 25th day of July, 1990.

                                        NEWCOR, INC.

                                     By /s/ R. A. Smith
                                       ---------------------------
                                       Richard A. Smith, President



ATTEST:

By      Marjorie H. Edwards
  --------------------------------
    Marjorie H. Edwards, Secretary

                               STATE OF DELAWARE

                    OFFICE OF THE SECRETARY OF STATE PAGE 1

       I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "NEWCOR, INC.", FILED IN THIS OFFICE ON THE THIRTY-FIRST DAY OF MARCH, A.D. 1992, AT 10 O'CLOCK A.M.



                                   [SEAL]

                                           Edward J. Freel
                                       -----------------------------------
                                       Edward J. Freel, Secretary of State


0697924 8100                                         AUTHENTICATION: 8940398
981072516                                                     DATE: 02-25-98

                                             STATE OF DELAWARE
                                             SECRETARY OF STATE
                                             DIVISION OF CORPORATIONS
                                             FILED 10:00 AM 03/31/1992
                                             920925108 - 697924


                            CERTIFICATE OF AMENDMENT
                                       OF

                     RESTATED CERTIFICATE OF INCORPORATION


     Newcor, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the state of Delaware, DOES HEREBY CERTIFY:

     FIRST: that at a meeting of the Board of Directors of said corporation, resolutions were duly adopted setting forth proposed amendments to the Restated Certificate of Incorporation of said corporation, declaring said amendments to be advisable and calling a meeting of the Stockholders of said corporation for consideration thereof. The resolutions setting forth the proposed amendments are as follows:

     1. RESOLVED, that the Restated Certificate of Incorporation of Newcor, Inc. be amended by changing Article Fourth thereof so that, as amended, said Article shall be and read in its entirety as follows:

               "FOURTH. The total number of shares of stock of all classes which the corporation shall have authority to issue is 11 million (11,000,000) of which 10 million (10,000,000) shall be shares of Common Stock with a par value of one dollar ($1.00) per share, and one million (1,000,000) shall be shares of Preferred Stock without par value.

               Each share of Common Stock shall entitle the holder thereof to one vote, in person or by proxy, at any and all meetings of the stockholders of the corporation.

               The Preferred Stock shall be issuable in series, and in connection with the issuance of any series of Preferred Stock and to the extent now or hereafter permitted by the laws of the State of Delaware, the Board of Directors is authorized to fix by resolution the designation of each series, the stated value of the shares of each series, the dividend rate of each series and the date or dates or other provisions respecting the payment of dividends, the provisions, if any, for a sinking fund for the shares of each series, the preferences, of the shares of each series in the event of liquidation or dissolution of the corporation, the provisions, if any, respecting the redemption of the shares of each series and subject to requirements of the laws of the State of Delaware, the voting rights (except that such shares shall not have more than one vote per share), the terms, if any, upon which the shares of each series shall be convertible into or exchangeable for any other shares of stock of the corporation and any other relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the shares of each series."

     2. RESOLVED, that the Restated Certificate of Incorporation of Newcor, Inc. be amended by adding thereto a new Article Thirteenth to read in its entirety as follows:

               "THIRTEENTH. At the 1992 annual meeting of the shareholders of the corporation, the directors of the corporation shall be divided into three classes with respect to the time that they severally hold office, as nearly equal in number as possible, with the initial term of office of the first class of directors to expire at the 1993 annual meeting of shareholders, the initial term of office of the second class of directors to expire at the 1994 annual meeting of shareholders, and the initial term of the third class of directors to expire at the 1995 annual meeting of shareholders. Commencing with the 1993 annual meeting of shareholders, directors elected to succeed those directors whose terms have expired at such meeting shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders after their election. If the number of directors constituting the entire Board of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain or attain, if possible, the equality of the number of directors in each class. If such equality is not possible, the increase or decrease shall be apportioned among the classes in such a way that the difference between the number of directors in any two classes shall not exceed one. In no case, however, shall a decrease in the number of directors shorten the term of any incumbent director."

     SECOND: That thereafter, pursuant to resolution of its board of directors, an annual meeting of the stockholders of said corporation was duly called and held, upon notice and in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of votes of shares as required by statute were voted in favor of the amendment.

     THIRD: That the aforesaid amendments were duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said Newcor Inc. has caused this certificate to be signed by Richard A. Smith, its President, and attested by Marjorie H. Edwards, its Secretary, this 11th day of March, 1992.

                                             NEWCOR INC.

                                             By: /s/ R. A. Smith
                                                ---------------------------
                                                Richard A. Smith, President

ATTEST:

By:  /s/ Marjorie H. Edwards
     ------------------------------
     Marjorie H. Edwards, Secretary


                                     -3-